Exhibit 10.4

Voting Agreement

This Voting Agreement (this “Agreement”), dated as of October 4, 2022, is made and entered into by and between the stockholders listed on Exhibit A hereto (each, a “Stockholder” and, collectively, the “Stockholders”) of GBS Inc., a Delaware corporation (the “Company”), and the Company. The Stockholders and the Company are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Concurrently with the execution of this Agreement, the Company, the Stockholders, Intelligent Fingerprinting Limited, a company registered in England and Wales with company number 06409298 (“IFP”), Sellers and Sellers’ Representatives, are entering into a Share Exchange Agreement (as the same may be amended from time to time, the “Share Exchange Agreement”), pursuant to which, among other things, (i) Sellers (including the Stockholders) are selling all of the issued shares in the capital of IFP to the Company, and (ii) the Company is issuing shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and other Equity Securities of the Company to Sellers (including the Stockholders).

B. In order to induce the Company to enter into the Share Exchange Agreement, each Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Company Common Stock Beneficially Owned (as such term is defined below) by such Stockholder and set forth in Exhibit A hereto opposite such Stockholder’s name on such Exhibit A (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”); and

C. As a condition to its willingness to enter into the Share Exchange Agreement, the Company has required that each Stockholder, and each Stockholder has agreed to, execute and deliver this Agreement.

AGREEMENT

In consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Exchange Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” means the Person who Beneficially Owns the referenced securities.

(c) “Board” means the board of directors of the Company.

(d) “Law” means any local, county, state, federal, foreign or other constitution, law, statute, treaty, regulation, ordinance, code, common law or any rule, Order, decree, judgment, judicial consent, consent decree, edict, Permit, directive or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Body.

2. Representations and Warranties of the Stockholders.

Each Stockholder represents and warrants to the Company that:

(a) Ownership of Shares. Such Stockholder: (i) is the sole, record, legal and Beneficial Owner of all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrances, other than those created by this Agreement or under applicable federal or state securities Laws; (ii) has the sole voting power over all of the Original Shares; (c) is not a party to any option, warrant, purchase right or other Contract that could require such Stockholder to sell, transfer or otherwise dispose of any of its Original Shares; and (d) is not party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Original Shares (other than any such instrument created or entered into in connection with this Agreement).

(b) Disclosure of All Equity Securities Owned. Such Stockholder does not Beneficially Own any shares of Company Common Stock or other Equity Securities of the Company other than the Original Shares.

(c) Power and Authority; Binding Agreement. If a natural person, such Stockholder has the requisite legal capacity to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If not a natural person, (i) such Stockholder has the requisite corporate or other organizational power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and (ii) the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions hereby have been duly authorized by all necessary corporate or other organizational action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

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(d) No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of any applicable obligations under this Agreement by such Stockholder will not (i) conflict with or violate or breach, in each case in any material respect, or constitute a default (or give rise to any right of termination, cancelation or acceleration) under, or result in the creation of any Encumbrance upon any of the Original Shares under the terms, conditions or provisions of any Organizational Document (if any) or Legal Requirement or Contract applicable to such Stockholder, to which such Stockholder is a party or by which its properties are bound or affected, (ii) require the consent of any other Person, or (iii) require the filing or registration with, or notification to, or authorization of any Governmental Body or any other Person.

(e) No Insolvency Proceedings. Such Stockholder is not subject to any Insolvency Proceedings.

(f) No Litigation. There is no ongoing Proceeding or, to the actual knowledge of such Stockholder, threatened, against such Stockholder or any of its Affiliates by or before any court, Governmental Body or third party that (i) relates to such Stockholder’s ownership of the Original Shares or the transactions contemplated by this Agreement; or (ii) individually or in the aggregate, could reasonably be expected to have a material adverse effect on, or materially delay, the ability of such Stockholder to consummate the transactions contemplated hereby.

3. Representations and Warranties of the Company.

The Company represents and warrants to each Stockholder that:

(a) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(c) This Agreement has been duly executed and delivered by an authorized officer of the Company and, assuming the due authorization, execution and delivery by each Stockholder, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

4. Agreement to Vote Shares.

(a) Each Stockholder irrevocably and unconditionally covenants agrees that at all times until the Expiration Time, at any meeting of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Shares are entitled to count as present, vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

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(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company’s governing documents) (which vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering, all the Shares in favor of (A) the Current Company Stockholder Proposals (as defined in the Share Exchange Agreement) presented to the stockholders with a Board’s recommendation to vote in favor of such proposals; (B) any proposal presented to the stockholders which is expressly contemplated by the Share Exchange Agreement, including, for the avoidance of doubt, a proposal to adopt a stock option plan in accordance with the terms set out in Section 6.9(c) of the Share Exchange Agreement; (C) any proposal presented to the stockholders with a unanimous Board’s recommendation to vote in favor of such proposal that has the primary intent of taking one or more actions that would be necessary or advisable for the Company to remain in compliance with the applicable listing requirements of the Nasdaq Stock Market, including, for the avoidance of doubt, any reverse stock split; and (D) any proposal to adjourn or postpone any meeting of the Company’s stockholders at which any of the foregoing matters requiring such Stockholder’s approval are submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring stockholders’ approval.

(b) If a Stockholder is the Beneficial Owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder of the Shares, including any nominees, to vote all of the Shares in accordance with this Section 4.

(c) Each Stockholder agrees that the Company shall be authorized to include in any proxy or material transmitted to stockholders of the Company, a statement to the effect that such Stockholder is a party to this Agreement and has committed to vote such Stockholder’s Shares in accordance with the terms of this Agreement.

5. No Voting Trusts or Other Arrangement.

Each Stockholder agrees that during the term of this Agreement such Stockholder will not, and will not permit any Person under such Stockholder’s control to, deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with the Company.

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6. Additional Shares.

Each Stockholder agrees that all shares of Company Common Stock or other Equity Securities of the Company that such Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time (including additional shares of Company Common Stock acquired by or issued to such Stockholder pursuant to the terms of the Share Exchange Agreement) shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split (including a reverse stock split), stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, subdivision, issuer tender or exchange offer, exchange of shares, or other similar transaction of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7. Waiver of Certain Other Actions.

Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company, or any of their respective Subsidiaries or successors challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement.

8. Termination.

This Agreement shall terminate upon the earlier to occur of (the “Expiration Time”): (a) the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023; and (b) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9. No Agreement as Director or Officer.

No Stockholder makes any agreement or understanding in this Agreement in any Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if such Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Stockholder in such Stockholder’s capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Stockholder from exercising such Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

10. Further Assurances.

Each Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

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11. Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

12. Specific Performance.

All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Party agrees that, in the event of any breach or threatened breach by another Party of any covenant, obligation or other provision set forth in this Agreement: (a) such first Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such first Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

13. Entire Agreement; Amendment.

(a) Entire Agreement. This Agreement and the Share Exchange Agreement constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

(b) Amendment. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

14. Notices.

Any notice or other communication required or permitted to be delivered to a Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties):

If to the Company:

GBS Inc.

142 West 57th Street, 11th Floor

New York, NY 10019

Attention: Spiro Sakiris

Email: spiro.sakiris@gbs.com

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With a copy (which shall not constitute notice) to:

ArentFox Schiff LLP

233 South Wacker Drive, Suite 7100

Chicago, IL 60606

Attention: Ralph De Martino and Alex Young

Email: ralph.demartino@afslaw.com and alex.young@afslaw.com

If to any Stockholder:

RFA Sellers Representative

1908 Cliff Valley Way NE

Atlanta, Georgia, 30329-2479

Attention: Jason Isenberg

Email: jisenberg@rfallc.com

Other Sellers’ Representative

14-17 Evolution Business Park Milton Road, Impington, Cambridge, CB24 9NG

Attention: Philip Hand

Email: philip.hand@intelligentfingerprinting.com

With copies (which shall not constitute notice) to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention: Mark L. Hanson

Email: mlhanson@jonesday.com

Bristows LLP

100 Victoria Embankment, London EC4Y 0DH

Attn.: Iain Redford

Email: Iain.Redford@bristows.com

15. Miscellaneous.

(a) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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(b) Venue. The Parties agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 14 or in any other manner permitted by applicable Legal Requirement.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, all legal, accounting, broker, finer or investment banker fees and expenses) will be paid by the Party incurring such expenses. Each of the Parties acknowledges that the agreements contained in this Section 15(d) are an integral part of the transactions contemplated by this Agreement, without which, the Parties would not enter into this Agreement.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(f) Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. No Party shall raise the use of facsimile or electronic (i.e., PDF) transmission to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile or electronic (i.e., PDF) transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.

(g) Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Assignment; Successors and Assigns. This Agreement will be binding upon each Party and its successors and assigns (if any). This Agreement will inure to the benefit of: (i) the Company; (ii) the Stockholders; and (iii) the respective heirs, successors and assigns (if any) of the foregoing. Neither Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

(i) Parties In Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the Company shall have the right to enforce this Agreement directly against each Stockholder in the event of a breach by such Stockholder of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

GBS INC.
By:	/s/ Spiro Sakiris
Name:	Spiro Sakiris
Title:	Chief Financial Officer

STOCKHOLDERS
/s/ Philip Hand
Signed by each of the Stockholders acting by their attorney Philip Hand under a power of attorney

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Exhibit A

	Name of Stockholder	Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement
1	Sue Jickells	1,533
2	Nikolaos Tzokas	1,027
3	David Russell	9,501
4	Georgina Russell	685
5	Catherine Russell	685
6	University of East Anglia	14,211
7	Iceni Seedcorn Fund LLP	4,629
8	Executors of L Ball	62,529
9	David Ball Irrevocable trust	175,865
10	David Ball Descendants Trust	313
11	Shannon Ball Irrevocable Trust	140,917
12	Shannon Ball Descendants Trust	766
13	Allison Bertorelli Irrevocable Trust	170,700
14	Allison Bertorelli Descendants Trus	766
15	Meredith Martin Irrevocable Trust	174,939
16	Meredith Martin Descendants Trust	313
17	Jason Ball Irrevocable Trust	138,202
18	Jason Ball Descendants Trust	313
19	David Ball	2,613
20	Shannon Ball	6,398
21	Allison Bertorelli	6,398
22	Meredith Martin	2,613
23	Jason Ball	2,613
24	Barbara Ball	34,859
25	Thomas Johnson	71,313
26	Robert Rosholt	68,036
27	Sennett Kirk III	12,732
28	Sennett Kirk III Exempt Trust	12,732
29	Diana Lea Anthony 2015 Trust	35,401
30	Guy Leland Anthony 2015 Trust	21,253
31	John Ross Anthony 2015 Trust	26,046
32	Jay Anthony	31,857
33	Guy Anthony	14,825
34	John Ross Anthony	14,825
35	Michael Johns	4,597
36	Jim Ballard	2,974
37	David Hammer	2,204
38	Nestors Financial	11,257
39	HBT PE LLC	9,956
40	The MaRan Foundation	782,264
41	The GWR Foundation	647,685
42	Debra Coffey	3,065
43	John Polden	18,900
44	JRF Walls	14,310
45	Nicola Hand	12,184
46	Phil Hand	149,141
47	Stephan Goetz	49
48	Jon Johnson	51
49	Jerry Walker	8,067
50	Susan Mace	2,133
51	Callistus Sequeria	440
52	Karin Briden	1,231
53	Carolanne Smith	391
54	Joanna Williams	29,783

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